UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2019
Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW, Suite 150	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
___________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	APTS	NYSE
Securities registered pursuant to Section 12(g) of the Act:
Title of each class
Series A Redeemable Preferred Stock, par value $0.01 per share
Warrant to Purchase Common Stock, par value $0.01 per share
Series M Redeemable Preferred Stock, par value $0.01 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 21, 2019, Preferred Apartment Communities, Inc. (the "Company") entered into a sales agreement (the "Sales Agreement") with RBC Capital Markets, LLC ("RBC"), JonesTrading Institutional Services LLC ("Jones Trading"), B. Riley FBR, Inc. ("FBR"), Compass Point Research & Trading, LLC ("Compass"), D.A. Davidson & Co. ("D.A. Davidson"), JMP Securities LLC ("JMP") and National Securities Corporation ("National"), each as sales agent and/or principal and/or, in the case of RBC, forward seller (in any such capacity, each an "Agent" and together the "Agents") and Royal Bank of Canada, as forward purchaser (in such capacity, the "Forward Purchaser"), under which the Company may issue and sell shares of its common stock having an aggregate offering price of up to $125.0 million from time to time through any of the Agents acting in their capacity as Agent or Forward Seller, as defined below.

The sales, if any, of our common stock made under the Sales Agreement through any Agent, as our sales agent or as a Forward Seller, will be made by means of ordinary brokers' transactions at market prices, in negotiated transactions or in transactions that are deemed to be "at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the "Act”), including sales made to or through a market maker other than on an exchange, in block transactions or by any other method permitted by law, at prices related to the prevailing market prices or at negotiated prices subject to certain minimum prices.

We also may sell shares of our common stock to each of the Agents, as principal for its own account, at a price to be agreed upon at the time of sale. If we sell shares of our common stock to an Agent, as principal, we will enter into a separate terms agreement with such Manager, and we will describe the terms agreement in a separate prospectus supplement or pricing supplement.

The Sales Agreement contemplates that, in addition to the issuance and sale by us of shares of our common stock to or through the Agents as our sales agents, we may enter into forward sale transactions under separate forward sales confirmations and related pricing supplements between us and RBC acting as agent for the Forward Purchaser (the "Forward Seller"). If we enter into a forward sale transaction with the Forward Purchaser, we expect that the Forward Purchaser, acting in accordance with the forward sales confirmation related to such forward sale transaction, will attempt to borrow and sell, through RBC, acting as agent for the Forward Purchaser, shares of our common stock to hedge the Forward Purchaser's exposure under such forward sale agreement.

We will not initially receive any proceeds from any sale of borrowed shares of our common stock by or on behalf of the Forward Purchaser in connection with a forward sale transaction as a hedge of such forward sale transaction. In the event of full physical settlement of a forward sale transaction, which we expect to occur on or prior to the maturity date of such forward sale transaction, we expect to receive aggregate cash proceeds equal to the product of the forward sale price under such forward sale transaction and the number of shares of our common stock underlying such forward sale transaction, subject to the price adjustment and other provisions of such forward sale transaction. If, however, we elect to cash settle or net share settle any forward sale transaction, we would expect to receive an amount of proceeds that is significantly lower than the product set forth in the preceding sentence (in the case of any cash settlement) or will not receive any proceeds (in the case of any net share settlement), and we may owe cash (in the case of any cash settlement) or shares of our common stock (in the case of any net share settlement) to the Forward Purchaser.

In no event will the aggregate gross sales price of shares of our common stock sold by us to or through the Agents, acting as our sales agents or as principals, and by the Forward Purchaser through the Forward Seller, exceed $125.0 million.

The Company will pay the applicable Agent a commission that will not exceed, but may be lower than, 1.50% of the gross sales price per share of shares sold through it as its agent under the Sales Agreement. The compensation to the Forward Seller will be a mutually agreed commission in the form of a reduction to the initial forward price under the related forward sale agreement that will not exceed, but may be lower than, 1.50% of the gross sales price of the borrowed shares sold through the Forward Seller, during the applicable forward hedge selling period for such shares (which gross sales price will be adjusted for daily accruals based on a floating interest rate and specified amounts related to expected dividends on shares of our common stock if an "ex-dividend” date occurs during such forward hedge selling period). The Company has also agreed to reimburse the Agents for certain expenses incurred in connection with entering into the Agreement, not to exceed $60,000, and has provided the Agents with customary indemnification rights.

The foregoing summary of the Sales Agreement is qualified in its entirety by reference to the Sales Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
5.1	Opinion of Venable LLP
10.1
Sales Agreement dated June 21, 2019 by and between Preferred Apartment Communities, Inc. and RBC Capital Markets, LLC, JonesTrading Institutional Services LLC, B. Riley FBR, Inc., Compass Point Research & Trading, LLC, D.A. Davidson & Co., JMP Securities LLC, and National Securities Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: June 24, 2019	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
Executive Vice President, General Counsel and Corporate Secretary